Exhibit 3.2

Amended and Restated Bylaws of
Cornerstone Bancshares, Inc.

These Bylaws of Cornerstone Bancshares, Inc. (the “Corporation”) were adopted by the Board of Directors of the Corporation on February 24, 2003 and the Shareholders of the Corporation on April 17, 2003.

ARTICLE I
NAME AND PRINCIPAL OFFICE OF CORPORATION

The name of the Corporation is Cornerstone Bancshares, Inc., and its principal office and address is 5319 Highway 153, Chattanooga, Tennessee 37343.  The principal office of the Corporation may be changed from time to time by resolution of the Board of Directors.  The registered office of the Corporation may, but need not, be identical with the principal office of the Corporation, and the address of the registered office may be changed from time to time by appropriate resolution of the Board of Directors.  The Corporation may have offices and places of business at such other places within or without the State of Tennessee as may be determined by the Board of Directors.

ARTICLE II
CAPITAL STOCK

Section 1.                                          Share Certificates.  Certificates representing shares of the Corporation’s common stock shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the President and the Secretary or any Vice President.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer book of the Corporation.  All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

Section 2.                                          Transfer of Shares.  Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and shall be transferable on the stock transfer book of the Corporation upon surrender thereof so assigned or endorsed.  The person registered on the stock transfer book of the Corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares.  It shall be the duty of every shareholder to notify the Corporation of their mailing address and any change thereof.

ARTICLE III
MEETINGS OF SHAREHOLDERS

Section 1.                                          Annual Meeting and Notice.  The annual meeting of the shareholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before it, shall be held in Hamilton County, Tennessee, not later than one hundred twenty (120) days from the end of the Corporation’s fiscal year end.  All shareholders of record shall receive, no fewer than ten (10) nor more than sixty (60) days before the date of the meeting, written notice of the date, time and place of the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail in a sealed envelope with postage prepaid thereon, addressed to the Shareholder at their address as it appears on the stock transfer book of the Corporation, unless they shall have filed with the Secretary of the Corporation a written request that notice intended for them be mailed to some other address, in which case notice shall be mailed to the designated address.

Section 2.                                          Special Meeting.  Special meetings of the shareholders shall also be held in Hamilton County, Tennessee.  Special meetings may be called by the Commissioner of Financial Institutions, the Federal Deposit Insurance Corporation, the President, a majority of the Board of Directors or by the owners of ten percent (10%) or more of the outstanding shares of the Corporation.  Notice of said special meeting shall comply with Section 1 of Article III of these Bylaws and shall state the purpose or purposes of the special meeting and the business to be considered.

Section 3.                                          Presiding Officer.  The Chairman of the Board shall preside at all meetings of the shareholders, and in the

Chairman’s absence or refusal to serve, the President of the Corporation shall preside.  In the absence or refusal of the President to serve, any authorized officer or Director appointed by the Board prior to the meeting shall preside.

Section 4.                                          Closing of Transfer Book or Fixing of Record Date; Voting Lists; Voting of Shares.

(A)                              For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer book shall be closed for a stated period not to exceed sixty (60) days.  If the stock transfer book shall be closed for the purpose of determining shareholders, such stock transfer book shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the stock transfer book, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case may not be more than sixty (60) days and, in case of a meeting of shareholders, no fewer than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer book is not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

(B)                                The officer or agent having charge of the stock transfer book for common shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with address of and the number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall be certified by the corporate officer responsible for its preparation or by the transfer agent and shall be produced and kept open at the time and place of the meeting and be subject to the inspection of any shareholder during the entire time of the meeting.  In the event of any challenge to the right of any person to vote at the meeting, the presiding officer at such meeting may rely on said list as proper evidence of the right of any person to vote at the meeting.

(C)                                Except as otherwise provided in these Bylaws or otherwise by law, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.  Shares in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or in the absence of such provision, as the board of directors of such other corporation may determine.

Section 5.                                          Quorum.  A majority of the stock entitled to vote is required to constitute a quorum at any shareholders’ meeting.  If, however, such a majority shall not be present or represented at any regular or special meeting of the shareholders, the shareholders present in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place to which the meeting is adjourned, and at the adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute a quorum.  All questions at meetings of the shareholders shall be decided by a vote of a majority of the shares represented at such meeting.

Section 6.                                          Proxies.

(A)                              Shareholders of record shall be entitled to vote by proxy at any regular or special meeting of shareholders.  Proxies shall be provided with notice of the meeting of shareholders.  Proxies must be signed by the owner(s) of the shares, to be voted on the proxies provided, and shall be valid for only one (1) meeting, to be specified on the proxy form, and any adjournments of such meeting.  All proxies shall be dated and filed with the records of such meeting and shall be delivered to the Secretary of the Board, or to such other officer of the Corporation with prior authorization from the Board of Directors, prior to the time such proxies are voted.  An appointment of a proxy is effective when received by the authorized officer or agent to tabulate votes.

(B)                                An appointment of a proxy is revocable by the shareholder unless the appointment form states that it is irrevocable and the appointment is coupled with interest.  Appointments coupled with interest include the appointment of (i) a pledgee; (ii) a person who purchased or agreed to purchase the shares; (iii) a creditor of the Corporation who extended it credit under terms requiring the appointment; (iv) an employee of the Corporation whose employment contract requires the appointment; or, (v) a party to a voting agreement created under the provisions of Tennessee law (Tenn. Code Ann. Section 48-17-302, as it may hereinafter be amended) relating to certain shareholders’ agreements.  An appointment made irrevocable under this section becomes revocable when the interest with which it is coupled is extinguished.

(C)                                In the case of a proxy not made irrevocable under Section 6(B) of Article III of these Bylaws, the death or incapacity of the shareholder appointing the proxy shall nor affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

(D)                               Each fiduciary, including a fiduciary acting as executor, administrator, guardian, committee, agent or trustee, owning shares registered in such person’s name as fiduciary, or in the name of another for the convenience of the fiduciary, may, in addition to exercising the voting rights vested in such fiduciary, execute and deliver, or cause to be executed and delivered, a proxy or proxies in accordance with applicable law and these Bylaws to others for the voting of such shares, but subject always to the following limitations: (i) if there are two (2) or more fiduciaries acting, the proxy shall be executed by, and voting instructions shall be issued by, agreement of all fiduciaries or a majority of them, and in the event of failure to obtain a majority, each of the fiduciaries shall vote the number of shares held by the fiduciaries divided by the number of fiduciaries; and, (ii) in the event the rights, manner or method of voting or the purpose to be accomplished is fixed by the instrument or instruments appointing the fiduciary, the directions therein shall govern.

Section 7.                                          Voting of Shares in the Name of Two or More Persons.  When ownership of shares stands in the name of two (2) or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of shareholders, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled.  In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such shares and present in person or by proxy at such meeting, but no such votes shall be cast for such shares if a majority cannot agree.

Section 8.                                          Informal Action by Shareholders.  Any action required to be taken at a meeting of shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting or by telephone if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.  Notwithstanding anything contained in these Bylaws to the contrary, shareholders may in writing waive any notice of the time, place and purpose of any regular or special meeting or business to be transacted thereat, and may waive the same before, during or after the meeting.

Section 9.                                          Dissenters’ Rights.  If shareholders are to vote at a meeting on a corporate action which would give rise to a dissenter’s right to payment for their shares in accordance with the Tennessee Business Corporation Act (the “Act”) notice of such meeting shall be given to every shareholder who will be entitled to dissent from such action and to receive payment for their shares whether or not entitled to vote thereon.  Such notice shall be given in accordance with the provisions of Section 1 of this Article III and shall also contain a statement displayed with reasonable prominence that upon compliance with the Act, dissenting shareholders shall be entitled to be paid the fair value of their shares as provided in the Act.

ARTICLE IV
DIRECTORS

Section 1.                                          Directors.

(A)                              The business and affairs of the Corporation shall be under the direction of its Board.  The Board shall elect annually a Chairman and a Secretary and such other officers as the Board may deem appropriate.  In addition to the powers and authority conferred upon them by these Bylaws, the Board may exercise all such powers and do such acts and things as it may be authorized to do by statute, rule or regulation of applicable regulatory authorities, by the Charter of the Corporation or by the shareholders.  The Board may appoint an Executive Committee of the Board that shall be comprised of the Chairman, President, Chief Executive Officer, Secretary and two (2) or more other members of the Board.  Any two (2) or more offices may be held by the same person except for the President and Secretary.

(B)                                The Board shall consist of a number between nine (9) and fifteen (15) members.  Directors shall be elected by non-cumulative vote of the shareholders at the annual meeting and shall serve for one (1) year or until their successors are duly elected and qualified.  The Directors may increase the number of members of the Board up to the maximum number (15) without shareholder approval.  Directors so elected shall stand for election at the next annual meeting of shareholders.

(C)                                Directors shall be of legal age and shall be citizens of the United States.  Directors must be shareholders of the Corporation.

Section 2.                                          Powers of Directors; Presumption of Assent; Informal Action by Directors.

(A)                              The Board of Directors shall have the power to manage the business of the Corporation.  In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself in so far as this delegation of authority is not inconsistent with the laws of the State of Tennessee, with the Charter of Incorporation of the Corporation or with these Bylaws.  The Board of Directors shall have the power to determine what constitutes net earnings, profits and surplus, respectively; to determine what amount shall be reserved for working capital; to establish reserves for any other proper purpose; and, to determine what amount shall be declared as dividends, which dividends may include or consist of stock dividends.  Such determination of the Board of Directors shall be final and conclusive, subject to any and all requirements of the Corporation’s state and federal bank regulatory authorities.

(B)                                A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless their dissent shall be entered in the minutes of the meeting or unless they shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who shall have voted in favor of such action.

(C)                                Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.

Section 3.                                          Board of Directors Vacancies.  Vacancies among the Directors may be filled by a majority vote of the remaining Directors, unless occurring because of removal by the shareholders, at any regular or special meeting of the Board, and any Director so elected shall serve until the next annual meeting of shareholders.

Section 4.                                          Meetings of the Board; Special Meetings; Notice; Presiding Officer.

(A)                              Immediately after the annual election of Directors, the newly elected Directors may meet at a time and place for the purpose of organization, the election of corporate officers and the transaction of other business.  If a quorum of the Directors then present will be required in order to transact business.

(B)                                Other regular meetings of the Board shall be held at such times and places as the Board by resolution may determine and specify, and if so determined, no notice thereof need be given, provided that unless all the Directors are present at the meeting at which said resolution is passed, that the first meeting held pursuant to said resolution shall not be held for at least two (2) days following the date on which the resolution is passed.

(C)                                Special meetings of the Board of Directors may be held at any time or place whenever called by the President, the Chairman or by written request of at least one-third (1/3) of the Directors, or any two (2) executive officers, notice thereof being given by the Secretary or other officer calling the meeting.  Special meetings may also be held at any time without formal notice provided all of the Directors are present or those not present shall at any time waive or have waived notice thereof.

(D)                               Notice of any special meetings shall be given at least twenty-four (24) hours prior thereto by written notice delivered personally or by at least five (5) days written notice mailed to each Director at the address they have properly recorded with the Secretary.  Notice may also be delivered by any other electronic method (e.g., facsimile transmission, e-mail) if so authorized by the Board by resolution.  If notice is mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.

(E)                                 The Chairman of the Board shall preside at all meetings of Directors.  In the absence or incapacity of the Chairman or his refusal to preside, the President shall preside.  In the case of the President’s absence, refusal to serve or incapacity, the Directors shall elect one of the members of the Board to preside.

(F)                                 Directors may attend any meeting of the Board of Directors by teleconference or video-conference so long as the members of the Board of Directors are able to hear and communicate with each other in real time during the meeting.  For all purposes, including compensation for attendance, a Director who participates in any meeting of the Board of Directors by such means shall have been deemed to have participated in person.

Section 5.                                          Removal of Directors.  The holders of a majority of the shares of the Corporation entitled to vote at a meeting of shareholders may remove any and all Directors, with or without cause, and elect successor(s) to the Directors so removed at any regular meeting of shareholders or at any special meeting called for that purpose.  A Director may be removed for cause by a majority vote of the entire Board of Directors.  Cause shall be defined as the final conviction of a felony, declaration of unsound mind by court order, adjudication of bankruptcy, non-acceptance of office or conduct prejudicial to the interest of the Corporation.

Section 6.                                          Resignation of Directors.  A Director may resign at a time by delivering written notice to the Board, the Chairmen, President or to the Secretary of the Corporation.  A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 7.                                          Quorum.  A majority of the members of the Board shall constitute a quorum to transact business, and all questions shall be decided by a majority vote of the Directors present, assuming a quorum, unless a greater number is required by law.  The fact that a Director has an interest in a matter to be voted on at the meeting shall not prevent their being counted for purposes of determining a quorum.

Section 8.                                          Removal of Officers and Employees.  Any or all officers and members of committees, as well as all other employees of the Corporation, may be removed at any regular or special meeting of the Board without the necessity of any specification thereof in the call of the meeting, and any officer, employee or committee member may be suspended by the Chairman until the next meeting of the Board; provided, however, that such removals or suspensions shall be made, where appropriate, after consultation with legal counsel; or other advisors to assure compliance with applicable labor and employment laws and regulations.

Section 9.                                          Appointment of Agents and Employees.  All agents and employees shall be appointed by the President or by a person designated by the Chairman.  Fidelity bonds shall be formulated by any officer or employee of the Corporation in such form and amount and with such surety as may be required and approved by the Executive Committee or by the Board.  Such bond shall be lodged with the President of the Corporation who shall see to the renewal and safekeeping of the same.

Section 10.                                   Officers Vacancies.  Any vacancy occurring among the officers of the Corporation may be filled by the Board at any regular or special meeting thereof.

Section 11.                                   Compensation.  By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each Board and Committee meeting of the Board of Directors, and may be paid a fixed sum for attendance at each Board and Committee meeting of the Board of Directors or a stated salary as a Director.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12.                                   Committees.  The majority of the Board of Directors may appoint an Executive Committee, Loan Committee, Audit Committee, Investment Committee or such other committees as it may deem advisable, composed of three (3) or more Directors, and may delegate authority to such committees as is not inconsistent with the Act or the regulations of the state or federal banking authorities.  The members of such committee(s) shall serve at the pleasure of the Board of Directors.

ARTICLE V
POWERS AND DUTIES OF OFFICERS

Section 1.                                          Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the shareholders of the Corporation and shall preside at meetings of the Board.  The Chairman shall also chair the Executive Committee, if such is established, and shall be an ex-officio member of all standing committees.  The Chairman shall make a report of the Corporation’s condition to the shareholders at their annual meeting.  The Chairman, together with the Executive Committee, with the advice and consent of the Board, shall determine the general policy of the Corporation to be followed by its officers and employees.  If no Executive Committee is appointed, the entire Board shall determine the Corporation’s general policy.

Section 2.                                          Secretary.  The Secretary of the Board shall attend and keep minutes of all meetings of the shareholders and the Board and shall issue notices of all meetings of shareholders, Directors or other meetings where notice is required by these Bylaws, the Act or by the Board, and shall perform all duties incident to the position of Secretary, subject to control of the Board.  The Secretary shall record all votes and minutes of all such proceedings in a manner prescribed by law.

Section 3.                                          Chief Executive Officer.  The Chief Executive Officer shall have general management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.  The Chief Executive Officer shall have the power and authority to sign checks, drafts and certificates of deposit; to make loans; to accept any and all appointments as receiver, administrator, executor, assignee, guardian, depository or trustee or any other escrow appointments, as may be permitted by applicable law or regulation, upon such terms as may seem appropriate and in the best interest of the Corporation.

Section 4.                                          President.  The President shall serve in the capacities of the Chief Executive Officer when the Chief Executive Officer is unable to serve in those duties as described in Section 3 of this Article V.  The President shall have specific and active management of the business of the Corporation.  The President shall have the power and authority to sign checks, drafts and certificates of deposit; to make loans; to accept any and all appointments as receiver, administrator, executor, assignee, guardian, depository or trustee or any other escrow appointments, as may be permitted by applicable law or regulation, upon such terms as may seem appropriate and in the best interest of the Corporation.

Section 5.                                          Treasurer.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of their duties in such sum and with such surety or sureties as the Board of Directors shall determine.  The Treasurer shall (i) have charge and custody of and be responsible for all funds and securities of the Corporation; (ii) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (iii) deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; and (iv) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President, Chief Executive Officer or the Board of Directors.

Section 6.                                          Other Officers.  The Board may appoint such other officers of the Corporation as the Board may deem necessary and proper.  Such other officers shall perform the duties and have the authority delegated to them by the Board, the President or the Chief Executive Officer.

Section 7.                                          Vacancies.  The Board may fill vacancies at any special or regular meeting, and the officers filling such vacancies shall hold offices until their successors are elected and qualified.

Section 8.                                          Compensation.  The compensation of the Chief Executive Officer shall be fixed by the Board, from time to time.  The Chief Executive Officer and the President shall fix the compensation of the other officers of the Corporation, from time to time.

Section 9.                                          Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 10.                                   Registered Agent.                                               The Board of Directors shall appoint a Registered Agent for the Corporation in accordance with the Act and may pay the agent such compensation from time to time as it may deem appropriate.

ARTICLE VI
INDEMNITY

Section 1.                                          Parties to Proceedings.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that they are or were a Director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a Director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer or employee or in any other capacity while serving as a Director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA fines, excise taxes or penalties and amounts paid into settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer or employee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VI with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify only if such proceeding (or part thereof) was authorized by the Board of the Corporation.  The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, an advancement of expenses incurred by an indemnitee in their capacity as a Director, officer or employee (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to any employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by and on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise (hereinafter an “undertaking”).

Section 2.                                          Claims.  If a claim under Section 1 of this Article VI is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be ten (10) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right of indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), and (ii) any suit brought by the Corporation to recover an advancement of expenses upon a final adjudication, it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Act.  Neither the failure of the Corporation (including the Board, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances and the indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including the Board, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met such applicable standard of conduct, or in the case of such suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of providing that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article VI or otherwise shall be on the Corporation.

Section 3.                                          Non-Exclusivity Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Bylaws, agreement, vote of shareholders, disinterested Directors or otherwise.

Section 4.                                          Other Indemnification.                         The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of Directors, officers and employees of the Corporation.

Section 5.                                          Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a Director, officer, employee or agent of the Corporation, or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Board as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VI or the Act.

Section 6.                                          Regulatory Matters.  Notwithstanding anything contained in these Bylaws to the contrary, the Corporation shall indemnify permitted indemnitees if all of the following conditions are met:

(A)                              The Corporation’s Board of Directors determines in writing that the indemnitee acted in good faith and in the best interest on the Corporation.

(B)                                The Board of Directors determines that the payment will not materially affect the safety and soundness of the Corporation.

(C)                                The payment does not fall within a prohibited indemnification under state or federal law or regulation.

(D)                               The indemnitee agrees in writing to reimburse the Corporation to the extent not covered by permissible insurance, for payments made in the event that an administrative action brought by a state or federal banking regulator results in a final order or settlement in which the indemnitee is assessed a civil money penalty, is removed or prohibited from banking or is required, under a final order, to cease any action or take any affirmative action.

ARTICLE VII
FISCAL YEAR AND ANNUAL STATEMENT

The fiscal year of the Corporation shall be as determined by the Board.  In the absence of such determination, the fiscal year shall be the calendar year.  At the end of each fiscal year, an annual statement shall be made to the shareholders and to the

Board at their respective annual meetings, which statement shall contain a true statement of the profits of the Corporation, before being divided, taking into consideration all losses, shrinkages and depreciation of whatsoever character and kind, and prepared according to Generally Accepted Accounting Principles and Procedures and such statement shall be included in the minutes of such meetings.

ARTICLE VIII
DIVIDENDS

The Board may declare such dividends upon the common stock, either at its annual meeting, regular meeting or special meeting for that purpose, as in its judgment the Board may deem proper and consistent with the affairs of the Corporation and the safe and sound operation of the Corporation.

ARTICLE IX
CORPORATE ACTIONS

Section 1.                                          Contracts.  The Board may from time to time authorize any officer(s) or agent(s) to enter into any contract or to execute any instrument in the name of and on behalf of the Corporation as the Board may deem appropriate, and such authority may be general or confined to specific instances.

Section 2.                                          Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Chairman, Chief Executive Officer, President, the Board’s Executive Committee or the Board.  Such authority may be general or confined to specific instances.

Section 3.                                          Sale and Transfer of Securities.  The Chief Executive Officer, President, Treasurer or any other officer of the Corporation who may be designated by the Board, the signature of two (2) officers being required, are authorized to sell and assign or endorse for transfer or exchange any stock, bond, United States government or agency security or any other security, or to request payment or re-issue of any and all such securities now or hereafter registered in the name of the Corporation and owned by it or held by it in any fiduciary capacity; to sell and assign any such securities which the Corporation is, or shall be, authorized or empowered to sell and assign as attorney for, or other representative of, the owner thereof, and to use one or more attorneys for such purpose.

Section 4.                                          Checks, Drafts, etc.  Unless otherwise required by the Board, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chairman, Chief Executive Officer, President or such other officer or agent as the Board may authorize by resolution.  Such authority may be general or confined to specific instances, and, if so directed by the Board, the signatures of two (2) or more officers may be required.

Section 5.                                          Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board may authorize.

Section 6.                                          Release of Liens.  The Board shall designate the officer(s) of the Corporation who are authorized to execute releases of liens on real and personal property securing any indebtedness owed to the Corporation.

Section 7.                                          Other Instruments.  The Chairman, Chief Executive Officer, President or other officer appointed by the Board for such purpose is authorized to execute, in the name of the Corporation, all such other instruments as may be proper in carrying out the business purposes of the Corporation.

Section 8.                                          Corporate Seal.  The Corporation may, but is not required to, have a corporate seal.

ARTICLE X
WAIVER OF NOTICE

Whenever any notice whatever is required to be given by these Bylaws, or the Charter of this Corporation, or any other corporate laws of the State of Tennessee, a waiver thereof in writing signed by the person(s) entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Where the person(s) entitled to such notice has signed the minutes of any shareholders’ meeting or Directors’ meeting, which minutes contain the statement that said person(s) has waived notice of the meeting, then such person(s) is deemed to have waived notice in writing.

ARTICLE XI
CONFLICT WITH GOVERNING LAW AND REGULATION

If any provision of these Bylaws is found to be in conflict with any state or federal banking laws or regulations or the Act, the provisions of governing law and regulation shall govern the conduct of the Corporation’s business and Board governance.

ARTICLE XII
AMENDMENTS

Section 1.                                          By Shareholders.  These Bylaws may be altered, modified, amended or repealed at any regular or special meeting of the shareholders, where a quorum is present, called for that purpose, by the vote of those representing a majority of the common stock entitled to be voted at such meeting, provided that notice of the proposed alteration, modification, amendment or repeal, if made at the special meeting, must have been given to the shareholders with the notice of the special meeting.

Section 2.                                          By the Board of Directors.  These Bylaws may be altered, modified, amended or repealed, except for those sections relating to the duties, term of office and indemnification of Directors, at any regular or special meeting, where a quorum is present, of the Board of Directors of the Corporation with a three-fourth’s (3/4) vote.

President	Printed Name President

Secretary	Printed Name Secretary